Exhibit 99.1

AV Secures $990M Contract to Supply U.S. Army with Switchblade Loitering Munitions

AV selected to deliver Switchblade systems for the U.S. Army's lethal unmanned systems requirement

The U.S. Army has awarded AeroVironment a contract for its Lethal Unmanned Systems Directed Requirement (Photo: AeroVironment)

ARLINGTON, Va., August 28, 2024 – AeroVironment (AV) has been awarded a contract for the U.S. Army’s Directed Requirement (DR) for Lethal Unmanned Systems (LUS). The 5-year contract from Army Contracting Command-Aberdeen Proving Ground is Indefinite Delivery, Indefinite Quantity (IDIQ) with a contract ceiling value of $990M. Deliveries of the Switchblade® systems are expected to begin in months.

The LUS Directed Requirement is the Army’s first effort to equip soldiers in infantry battalions with lethal, man-portable loitering munition systems. The combat-proven Switchblade systems will enhance soldiers' capabilities with precision flight control, greater lethality against fortified targets such as armored vehicles and tanks, and the ability to track and engage moving non-line-of-sight targets. AV was awarded a contract for the LUS Directed Requirement in December 2023 and is currently delivering systems under that contract.

“AV is proud to have been selected to provide Switchblade for this critical and urgent Army requirement,” said Brett Hush, AV’s senior vice president and general manager of Loitering Munition Systems. “This latest contract underscores the unmatched maturity and effectiveness of our system, as well as AV’s strategic positioning to rapidly produce and deliver these cutting-edge solutions to operators in the field.”

Switchblade represents the next generation of extended-range loitering munition systems, providing operators in the field with a multi-mission loitering munition system capable of multi-domain operations. The combat-proven system also features high-precision optics and extended loitering endurance.

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“Starting with the LUS Directed Requirement, we are well positioned to meet the Army’s emerging needs, leveraging our robust production capability and supply chain capacity to ensure rapid fielding and enhanced combat overmatch for our soldiers.” continued Hush.

This contract further solidifies AV’s role as a leading provider of innovative unmanned solutions. The company remains committed to supporting the U.S. Army’s mission by delivering advanced technology that ensures operational superiority and enhances the safety and effectiveness of our military personnel.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) is a global leader in intelligent multi-domain robotic systems, uncrewed aircraft and ground systems, sensors, software analytics and connectivity. Headquartered in Arlington, Virginia, AeroVironment delivers actionable intelligence so our customers can proceed with certainty. For more information, visit www.avinc.com.

SAFE HARBOR STATEMENT

Certain statements in this press release may constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to definitize and execute contracts on favorable terms and to perform under existing contracts and obtain additional contracts; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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AeroVironment

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